Exhibit 24.1

BB&T CORPORATION

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kelly S. King, Christopher L. Henson, Daryl N. Bible and Robert J. Johnson, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a registration statement on Form S-3 relating to the issuance of additional shares of the Company’s Common Stock in connection with the Direct Stock Purchase and Dividend Reinvestment Plan of BB&T Corporation (the “DRIP Registration Statement”), and to file the same with the Securities and Exchange Commission, with all exhibits thereto and other documents in connection therewith and any and all amendments, including post-effective amendments, to the Registration Statement (and to file any subsequent registration statement pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to the DRIP Registration Statement), making such changes in the DRIP Registration Statement as such attorney-in-fact deems appropriate, and generally to do all such things on his or her behalf in any and all capacities stated below to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Commission.

Signature	Title	Date

/s/ Kelly S. King Kelly S. King	Chairman of Board and Chief Executive Officer and Director (Principal Executive Officer)	June 27, 2017

/s/ Daryl N. Bible Daryl N. Bible	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 27, 2017

/s/ Cynthia B. Powell Cynthia B. Powell	Executive Vice President and Corporate Controller (Principal Accounting Officer)	June 27, 2017

/s/ Jennifer S. Banner Jennifer S. Banner	Director	June 27, 2017

/s/ K. David Boyer, Jr. K. David Boyer, Jr.	Director	June 27, 2017

/s/ Anna R. Cablik Anna R. Cablik	Director	June 27, 2017

/s/ James A. Faulkner James A. Faulkner	Director	June 27, 2017

/s/ I. Patricia Henry I. Patricia Henry	Director	June 27, 2017

/s/ Eric C. Kendrick Eric C. Kendrick	Director	June 27, 2017

/s/ Louis B. Lynn, Ph.D. Louis B. Lynn, Ph.D.	Director	June 27, 2017

/s/ Charles A. Patton Charles A. Patton	Director	June 27, 2017

/s/ Nido R. Qubein Nido R. Qubein	Director	June 27, 2017

/s/ William J. Reuter William J. Reuter	Director	June 27, 2017

/s/ Tollie W. Rich, Jr. Tollie W. Rich, Jr.	Director	June 27, 2017

/s/ Christine Sears Christine Sears	Director	June 27, 2017

/s/ Thomas E. Skains Thomas E. Skains	Director	June 27, 2017

/s/ Thomas N. Thompson Thomas N. Thompson	Director	June 27, 2017

/s/ Stephen T. Williams Stephen T. Williams	Director	June 27, 2017